Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director of Palmetto Bancshares, Inc. (the “Company”) hereby constitutes and appoints Samuel L. Erwin and Lee S. Dixon, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney on the 17th day of November, 2010.

Signature	Title

/S/ ROBERT B. GOLDSTEIN Robert B. Goldstein	Director

/S/ JAMES J. LYNCH James J. Lynch	Director

/S/ JOHN P. SULLIVAN John P. Sullivan	Director